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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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Champion Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Champion Enterprises, Inc.

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Notice of 2003

Annual Meeting of Shareholders
and Proxy Statement

March 31, 2003

CORPORATE HEADQUARTERS
AUBURN HILLS, MICHIGAN 48326
(248) 340-9090

March 31, 2003

Dear Shareholder:

It is my pleasure to invite you to attend the Champion Enterprises, Inc. 2003 Annual Meeting of Shareholders. The meeting will be held on Tuesday, April 29, 2003, at 10:00 a.m. at the Hampton Inn, 1461 North Opdyke Road, Auburn Hills, Michigan. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as Directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by mail. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Thank you for your support of Champion Enterprises, Inc.

Sincerely,

CHAMPION ENTERPRISES, INC.

Walter R. Young
Chairman of the Board of Directors,
President and Chief Executive Officer

About The Meeting
Election of Directors
Information Regarding the Board of Directors
Compensation of Directors
Compensation and Human Resources Committee Report On Executive Compensation
Executive Compensation
Employment Agreements
Share Ownership
Other Information

Notice of Annual Meeting of Shareholders

of Champion Enterprises, Inc.

Time:	10:00 a.m., Tuesday, April 29, 2003

Place:	Hampton Inn 1461 North Opdyke Road Auburn Hills, Michigan 48326

Items of Business:	1. Elect seven directors. 2. Transact any other business properly brought before the meeting.

Annual Reports:	The 2002 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a Shareholder on March 7, 2003.

Date of Mailing:	This notice and Proxy Statement are first being mailed to Shareholders on or about March 31, 2003.

By Order of the Board of Directors John J. Collins, Jr., Secretary

ABOUT THE MEETING	2

ELECTION OF DIRECTORS	5

INFORMATION REGARDING THE BOARD OF DIRECTORS	8

COMPENSATION OF DIRECTORS	10

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION	12

EXECUTIVE COMPENSATION	15

EMPLOYMENT AGREEMENTS	18

SHARE OWNERSHIP	20

OTHER INFORMATION	23

About The Meeting

What am I voting on?

You will be voting to elect seven Directors, each to hold office until the next Annual Meeting of Shareholders or until a successor is appointed and qualified.

Who is soliciting my Proxy?

The Company’s Board of Directors is soliciting your Proxy to be used at the 2003 Annual Meeting of Shareholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies personally, by telephone or by fax.

Who is entitled to vote?

You may vote if you owned Common Stock of the Company as of the close of business on March 7, 2003. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 7, 2003 we had 55,512,423 shares of Common Stock outstanding.

How do I vote?

You can vote in one of four ways:

•	By Internet at www.voteproxy.com. We encourage you to vote this way.
•	By toll-free telephone at 800-PROXIES.
•	By completing and mailing your proxy card.
•	By ballot at the Annual Meeting.

May I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting by:

•	Delivering a written notice of revocation, with a later date than the proxy card, to Champion’s Secretary at or before the meeting.
•	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
•	Voting again by telephone or Internet before midnight EDT on April 28, 2003.
•	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “FOR” the election of the nominee Directors.

How do I vote my shares in the Champion Enterprises, Inc. Savings Plan?

Shares credited to your Champion Enterprises, Inc. Savings Plan are on your proxy card. You may vote these shares using the Internet, telephone or mail as described on the proxy card. Your Proxy will be considered to be voting instructions to the Trustee of the Savings Plan concerning shares held in your account. If you do not provide voting instructions, if the card is not signed, or if the card is not received by April 24, 2003, the shares credited to your account will be voted in the same proportion as directions received from other participants.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company and you may reach them by phone at 800-937-5449. Shares held by the Savings Plan cannot be consolidated with your other holdings.

Who may attend the meeting?

The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at 248-340-7731. We look forward to having you at the meeting.

May Shareholders ask questions at the meeting?

Yes, representatives of the Company will answer Shareholder questions of general interest at the meeting.

How many votes must be present to hold the meeting?

In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 7, 2003 must be present in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy using the Internet, telephone, or mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors?

The seven Director nominees receiving the highest number of “For” votes will be elected as Directors. This number is called a plurality. Shares not voted, whether by marking “Withhold Authority” on your proxy card, by broker non-votes (which are described above) or otherwise, will have no impact on the election of Directors. Unless a properly executed proxy card is marked “Withhold Authority,” the Proxy given will be voted “For” each of the seven Director nominees. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.

Can my shares be voted on matters other than those described in this Proxy?

Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are shareholder proposals due for the 2004 Annual Meeting?

To be included in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders, proposals must be received by the Company not later than November 26, 2003. Such proposals should be addressed to the Company’s Secretary at the address listed below. Shareholder proposals to be presented at the 2004 Annual Meeting or any Special Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company no earlier than January 30, 2004 nor later than March 1, 2004 in accordance with procedures in the Company’s Bylaws.

Is the Shareholders Rights Plan still in effect?

No, the 1996 Shareholders Rights Plan was rescinded by the Board effective December 31, 2002.

How do I obtain more information about Champion Enterprises, Inc.?

More information on Champion can be obtained by:

•	Contacting Investor Relations at 248-340-7731.
•	Going to our website at www.championhomes.net.
•	Writing to:

Champion Enterprises, Inc.

Attn: Investor Relations
2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Upon request Champion will provide additional copies of the Company’s 2002 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, and Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Election of Directors

Nominees:

ROBERT W. ANESTIS Director since 1991
                                                            Age 57
Chairman, President and Chief Executive Officer since 1999 of Florida East Coast Industries, Inc. (FECI), a St Augustine, Florida based holding company with interests in the railroad and commercial real estate businesses. Prior to 1999 and for the preceding five years, he was the President of Anestis & Company, an investment banking and financial advisory firm. Mr. Anestis, who has been in the industry 15 years, brings merger and acquisition expertise, strategic planning and policy experience, and a strong legal and financial background to the Board.

ERIC S. BELSKY, PH.D. Director since 2002
                                                            Age 42
Executive Director since 1997 of the Joint Center for Housing Studies at Harvard University, which conducts research to identify and examine housing market opportunities and studies and addresses housing and community development issues. The Joint Center is a collaborative venture of the Harvard Design School and the John F. Kennedy School of Government. From 1996 to 1997 Dr. Belsky also served as a Senior Research Associate at the Joint Center. Dr. Belsky is a specialist in housing finance, economics and policy.

SELWYN ISAKOW Director since 1991
                                                            Age 51
Chairman, President and Chief Executive Officer for more than five years of The Oxford Investment Group, Inc., Bloomfield Hills, Michigan, a merchant banking and corporate development firm. He is a Director of Oxford Automotive, Inc., Bloomfield Hills Bancorp., Inc and The Private Bank. Mr. Isakow brings to the Board expertise in the areas of mergers and acquisitions, strategic planning, accounting and finance from a variety of manufacturing, financial services and distribution industries.

BRIAN D. JELLISON Director since 1999
                                                            Age 57
President and Chief Executive Officer since November 2001 of Roper Industries, Inc., Duluth, Georgia, a manufacturer of instrumentation, industrial controls and fluid handling products. From 1998 to 2001 he served as Executive Vice President of Ingersoll-Rand Company, a major diversified industrial equipment and components manufacturer. From 1994 to 1998, Mr. Jellison was the President of Ingersoll’s Architectural Hardware Group. With a strong background in both manufacturing and marketing, Mr. Jellison brings 34 years of broad-based business experience to Champion’s Board.

G. MICHAEL LYNCH Director since March 2003
                                                               Age 59
Executive Vice President and Chief Financial Officer since July 2000 of Federal-Mogul Corporation, a global manufacturer and marketer of auto motor component parts. On October 1, 2001, Federal-Mogul filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. For three years prior to working for Federal-Mogul, Mr. Lynch was Vice President and Controller for Dow Chemical Company and previously worked for 29 years with Ford Motor Company in various financial-related positions. With 35 years of business experience, Mr. Lynch brings a strong financial and operations background to Champion’s Board.

GEORGE R. MRKONIC Director since 1994
                                                               Age 50
Director since 1994 of Borders Group, Inc., Ann Arbor, Michigan, a retailer of books and music. Mr. Mrkonic was Vice Chairman of Borders Group, Inc. from 1994 to 2002 and President from 1994 to 1997. He is also a Director of Syntel, Inc., Galyans Trading Company, Inc., Nashua Corporation and Guitar Center, Inc. Strengths that Mr. Mrkonic brings to Champion’s Board include strategic vision, an operating mentality and a sense of urgency.

WALTER R. YOUNG Director since 1990
                                                            Age 58
Chairman of the Board of Directors, President and Chief Executive Officer of Champion. Mr. Young has served as the Company’s President and Chief Executive Officer since 1990 and as Chairman since 1992. For 35 years in a variety of industries, Mr. Young has been a performance driven leader who faces issues and is a catalyst for change.

Information Regarding the Board of Directors

Makeup of the Board:	Our bylaws allow for a maximum of nine directors. In the event that a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

Length of Board Term:	Directors who are elected will hold office until the 2004 Annual Meeting of Shareholders or until a successor has been duly appointed and qualified. All nominees are currently Directors and have agreed to serve if elected.

Number of Meetings in 2002:	The Board met ten times during 2002.

Corporate Governance:	The Board has adopted corporate governance guidelines, which are reviewed annually, and conducts annual performance evaluations of the Board as a whole and of each individual member. The three standing committees, discussed below, operate under written charters, which are also reviewed annually and identify each committee’s duties and responsibilities.

Board Committees:	Audit and Financial Resources:

The Committee met eight times during 2002.

Members: • Brian D. Jellison, Chair • Selwyn Isakow • G. Michael Lynch • George R. Mrkonic

Responsibilities:

•	Primary function is to assist the Board in fulfilling its financial oversight responsibilities.
•	Reviews the financial information provided to Shareholders and the Securities and Exchange Commission (“SEC”).
•	Reviews the corporate accounting and financial reporting practices.
•	Recommends the selection of an independent auditor.
•	Reviews the scope of the audit and related audit fees.
•	Monitors systems of internal financial controls.

The Board has determined that each member of the Audit and Financial Resources Committee, Brian D. Jellison, Selwyn Isakow, G. Michael Lynch and George R. Mrkonic, is an “audit committee financial expert” and is independent as defined under applicable SEC regulations.

Compensation and Human Resources:

The Committee met six times during 2002.

Members: • Robert W. Anestis, Chair • Eric S. Belsky • George R. Mrkonic

Responsibilities:

•	Primary function is to consider and recommend to the Board compensation programs, benefits and awards for executive officers and Directors.
•	Develops and monitors executive compensation policies.
•	Oversees administration of stock option plans and programs.

Nominating:

The Committee, which was formed on July 23, 2002, met two times during 2002.

Members: • Eric S. Belsky, Chair • Robert W. Anestis • Selwyn Isakow

Responsibilities:

•	Primary function is to assist the Board in identifying, screening and recommending qualified candidates to serve as Directors.
•	Recommends nominees to fill new positions or vacancies as they occur among the Directors.
•	Recommends candidates for election or reelection as Directors by the Shareholders at the Annual Meeting.
•	Considers nominees proposed by shareholders. To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name and qualifications in writing to the Company’s Secretary at 2701 Cambridge Court, Suite 300, Auburn Hills, MI 48326.

Compensation of Directors

General:	Nonemployee Directors are compensated pursuant to the 2000 Stock Compensation Plan for Nonemployee Directors (the “Directors’ Plan”), which the Shareholders approved in 2000. A Director who is also an employee of the Company receives no compensation for serving as a Director other than compensation for services as an employee. All Directors are reimbursed for expenses to attend Board and Committee meetings.

To help attract and retain Directors, effective December 18, 2002 the Directors’ Plan was amended to provide for a cash component in addition to the stock component for nonemployee Director compensation. This amendment to the Directors’ Plan was based on the recommendation of an independent consultant, who considered the director compensation levels of comparable publicly-traded corporations, including a group of manufactured housing companies.

2003 Compensation Program:	Effective January 1, 2003 the cash component of Director compensation consists of an annual cash retainer of $30,000 (or $34,500 for Committee Chairpersons), which is paid quarterly. In addition, Directors receive $1,500 for each Board or Committee meeting attended in person and $750 for each meeting attended by telephone. Committee meeting fees only apply to meetings not held on the same day as a Board meeting. A Director appointed to fill a vacancy on the Board prior to an Annual Meeting receives a prorated cash retainer for the interim term.

The stock component of Director compensation consists of a restricted stock award for 5,000 shares of Champion’s Common Stock (or 5,750 shares for Committee Chairpersons) upon election or reelection at an Annual Meeting. A Director appointed to fill a vacancy on the Board or who becomes a Committee Chairperson prior to an Annual Meeting receives a prorated restricted stock award for such interim term. The restricted stock award vests based on the Director’s length of service with the Company following the award, as follows: 0% for less than six months; 50% for less than one year; and 100% for one year. Subject to the same vesting schedule, a Director may elect to defer receipt of a restricted stock award until retirement, death or other termination of service from the Board.

Directors currently serving are expected to own a minimum of 10,000 shares of Company Common Stock by the end of 2005. New nonemployee Directors are expected to meet this ownership requirement within three years of joining the Board.

2002 Compensation Program:	In 2002 nonemployee Directors were compensated pursuant to the Directors’ Plan, which provided for stock-based compensation payable at each Annual Meeting, upon initial election to the Board, and upon ten consecutive years of service. Previously, Directors did not receive any cash compensation for their services.

Upon election or reelection to the Board at an Annual Meeting, a Director previously received a stock retainer for 4,800 shares of Company Common Stock (or 5,200 shares for Committee Chairpersons). A Director could have elected to defer receipt of these shares or receive an immediately exercisable option to purchase four shares of Company Common Stock for each share that would otherwise have been received as part of the stock retainer.

Upon initial election to the Board at an Annual Meeting, a Director previously received an option to purchase 24,000 shares of Company Common Stock if the Director purchased at least 6,000 shares of Company Common Stock in the open market. If less than the 6,000 (but at least 3,000) shares were purchased, the Director received a pro rata portion of the option.

At the Annual Meeting marking the anniversary of ten consecutive years of service as a Director, the Board previously had discretionary authority, based upon the recommendation of the Compensation and Human Resources Committee, to grant to such Director an option to purchase 24,000 shares of Company Common Stock if the Director personally owned at least 6,000 shares of Company Common Stock 60 days after such Annual Meeting. If the Director owned less than 6,000 (but at least 3,000) shares at the end of the 60-day period, the Director received a pro rata portion of the option.

Options previously granted had an exercise price equal to the fair market value of Company Common Stock on the grant date and were exercisable for ten years. Options granted upon initial election to the Board or upon ten consecutive years of service vested immediately, but became exercisable at the rate of 25% of the total shares subject to the option on each of the next four Annual Meeting dates following the grant date.

Compensation and Human Resources Committee
Report On Executive Compensation

The Committee:	• Primary function is to consider and recommend to the Board compensation programs, benefits and awards for executive officers and Directors.

•	Develops and monitors executive compensation policies.

•	Oversees administration of stock option plans and programs.

Compensation Policies:	Our executive compensation policies are designed to encourage and reward efforts that create shareholder value through achievement of corporate performance goals, as follows:

•	annual base salaries should be competitive, but slightly below the mean of other companies of comparable size;

•	performance incentives should provide opportunity for significant additional compensation based on meeting predetermined goals linked to improved Company performance; and

•	long-term performance incentives should further link executive performance to shareholder interests, encourage Company stock ownership, and provide an incentive to create long-term shareholder value.

To assist in its development of compensation policies, the Committee:

•	uses an independent consultant from time to time to make recommendations based on its expertise in compensation arrangements for senior executive officers of general manufacturing companies with sales comparable to the Company’s; and

•	considers the executive compensation levels for general companies of comparable size and other manufactured housing companies.

Annual Base Salaries:	Salaries are based on level of job responsibility, individual performance, work experience, and skill level, and compensation data for comparable companies obtained from consultant and market surveys. At an executive’s election all or a portion of base salary can be deferred under the Company’s Deferred Compensation Plan (the “Deferred Plan”), as discussed below. The objective for executive base salaries is that they be competitive but slightly below the mean of comparable companies.

2002 Voluntary Salary Reductions:	In 2002 executive officers and other management employees voluntarily reduced their annual base salaries in amounts ranging from 5% to 20%. Upon the achievement of certain financial goals of the Company, annual base salaries will be reinstated to levels prior to these voluntary reductions.

Annual Performance Incentives:	Annual performance incentives are provided primarily through cash bonuses or, at an executive’s election, in deferred compensation under the Deferred Plan or deferred stock under the Corporate Officer Stock Purchase Plan (the “Stock Plan”), as discussed below. For the 2002 fiscal year, a portion of executive bonuses were paid in shares of Company Common Stock. Bonuses for executive officers are based on the achievement of performance goals, which are established by the Committee prior to each fiscal year. During 2002 performance goals related to cash flow, earnings per share, business unit performance, internal controls and consumer satisfaction.

Long-Term Performance Incentives:	Traditionally long-term performance incentives were made through annual stock option awards granted at exercise prices equal to the fair market value of our Common Stock on the grant date. Options may be granted at an exercise price below fair market value, particularly as employment incentives. Awards are determined primarily through the use of guidelines provided by an independent consultant, which are derived from a nationwide database and present executive officer stock option award levels that are consistent with general industry practices.

On January 13, 2003 performance share awards for a total of 295,000 shares of Company Common Stock were awarded to Messrs. Young, Surles, Cole, Collins and Williams. These shares vest only if a minimum level of consolidated pretax income is attained over the next three years and the executive remains employed by the Company through the end of 2005.

Policy On Deductibility Of Compensation:	Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre-established performance goals. The Committee believes that it has taken appropriate actions to preserve the deductibility of annual incentive bonuses and stock options granted as long-term performance incentives. However, from time to time the Committee may recommend incentive awards that may not be deductible when it believes that such awards are in the best interest of the Company and its shareholders.

Deferred Compensation:	Executive officers may elect to defer receipt of all or a portion of their salaries or their bonuses under the Deferred Plan. Amounts deferred thereunder are held by a grantor trust, are 100% vested and, at the employees’ directions, are invested in various managed funds. Upon termination of employment, retirement, death, disability or a change in control of the Company, deferred amounts are paid in a lump sum or in annual installments, depending upon a previously-made election.

Through participation in the Stock Plan, executive officers may elect to defer receipt of bonus compensation up to the lesser of 50% or $500,000. Amounts deferred thereunder are invested in shares of our Common Stock at a 30% discount to the closing price on the New York Stock Exchange on the purchase date. Shares purchased are held by a grantor trust established by the Company, which exercises voting rights as to the shares. Upon termination of employment, retirement, death, disability or a change in control of the Company, the deferring executive receives his or her account balance in a lump sum or in annual installments, depending on a previously-made election. The vested portion is paid in shares of Company Common Stock and the unvested portion is paid in cash. The stock vests based on the executive’s length of service with the Company following deferral, as follows: 0% for less than one year; 25% for one year; 50% for two years; and 100% for three years. For the unvested portion, the executive receives the lesser of the stock’s fair market value upon termination or the amount of salary originally deferred.

Chief Executive Officer Compensation:	The Committee believes that the compensation of Walter R. Young, our Chairman of the Board, President and Chief Executive Officer, should be heavily influenced by Company performance. The performance incentive component of his compensation is based on achieving specified performance targets concerning cash flow, earnings per share, internal controls and consumer satisfaction. The current CEO compensation program was developed by the Committee with the assistance of an independent consultant.

Mr. Young’s total base salary for 2002 was $466,667. Effective September 1, 2002 at Mr. Young’s request, his annual base salary was reduced from $500,000 to $400,000. In addition, the $50,000 increase in annual base salary that would have been effective January 1, 2003 per his employment agreement was voluntarily waived. Upon the achievement of certain financial goals of the Company, Mr. Young’s annual base salary will increase to $550,000, the level currently provided for in his employment agreement. Based on meeting certain cash flow, internal controls and consumer satisfaction goals, Mr. Young earned a bonus of $391,400 for the 2002 fiscal year. This bonus amount consisted of $147,500 paid in cash, $147,500 deferred under the Stock Plan and 43,036 shares of Common Stock valued at $96,400. For the portion of his bonus that was deferred, 102,290 shares of Common Stock were issued and are held by the Stock Plan.

Robert W. Anestis, Chair
Eric S. Belsky
George R. Mrkonic

Members, Compensation and
Human Resources Committee

February 25, 2003

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last three years of the Company’s Chief Executive Officer and the other four most highly compensated executive officers:

						Long-Term
		Annual Compensation				Compensation

						Restricted	Securities
Name and	Fiscal					Stock	Underlying	All Other
Principal Position	Year	Salary		Bonus(3)		Awards(#)	Options(#)	Compensation

Walter R. Young	2002	$466,667		$391,400	(4)	—	—	$70,053	(10)
Chairman, President &	2001	500,000		693,182	(4)	—	850,000	154,946	(10)
Chief Executive Officer	2000	450,000		225,000	(4)	—	—	52,522	(10)

Philip C. Surles	2002	338,333	(1)	228,235	(5)	—	—	6,838	(11)
Chief Operating Officer	2001	350,000	(1)	369,568	(5)	—	435,000	6,405	(11)
	2000	300,000	(1)	150,000	(5)	—	—	4,307	(11)

M. Mark Cole	2002	246,875	(2)	247,125	(6)	—	—	56,026	(12)
President,	2001	250,000		263,832	(6)	—	665,000	28,486	(12)
Retail Operations	2000	250,000		83,022	(6)	—	—	426	(12)

John J. Collins, Jr.	2002	264,167		181,913	(7)	—	—	6,281	(13)
Senior Vice President,	2001	250,000		221,353		—	190,000	5,716	(13)
General Counsel &	2000	242,500		169,350	(7)	5,000 (9)	—	3,216	(13)
Secretary

Bobby J. Williams	2002	220,833		175,800	(8)	—	—	6,335	(14)
President,	2001	185,000		241,727		—	100,000	4,603	(14)
Champion Homes	2000	140,000		25,000		—	15,000	4,280	(14)

(1)	Includes $141,580 in 2002, $70,000 in 2001 and $30,000 in 2000 deferred under the Deferred Plan.

(2)	Includes $61,719 deferred under the Deferred Plan.

(3)	Bonus amounts are paid generally in February or March of the year following the fiscal year in which they are earned.

(4)	Includes $147,500 paid in cash, $147,500 deferred under the Stock Plan and 43,036 shares of Champion Common Stock valued at $96,400 in 2002; $346,591 paid in cash and $346,591 deferred under the Stock Plan in 2001; and $112,500 paid in cash and $112,500 deferred under the Stock Plan in 2000.

(5)	Includes $168,000 paid in cash and 26,891 shares of Champion Common Stock valued at $60,235 in 2002; $295,654 paid in cash and $73,914 deferred under the Deferred Plan in 2001; and $112,500 paid in cash and $37,500 deferred under the Deferred Plan in 2000.

(6)	Includes $117,375 paid in cash, $117,375 deferred under the Stock Plan and 5,525 shares of Champion Common Stock valued at $12,375 in 2002; $131,916 paid in cash, $65,958 deferred under the Stock Plan and $65,958 deferred under the Deferred Plan in 2001; and $54,011 paid in cash, a portion of which was quarterly, and $29,011 deferred under the Deferred Plan in 2000.

(7)	Includes $141,075 paid in cash and 18,232 shares of Champion Common Stock valued at $40,838 in 2002 and $50,000 paid as a bonus for assuming additional responsibilities in 2000.

(8)	Includes $150,100 paid in cash and 11,474 shares of Champion Common Stock valued at $25,700.

(9)	Reflects a restricted stock award.

(10)	Includes $63,215 representing the value of the discount on shares issued under the Stock Plan, $5,500 of Company contributions to the 401(k) Savings Plan (“Savings Plan”) and $1,338 of life insurance premiums in 2002; $148,541 representing the value of the discount on shares issued under the Stock Plan, $5,100 of Company contributions to the Savings Plan and $1,305 of life insurance premiums in 2001; and $48,215 representing the value of the discount on shares issued under the Stock Plan, $2,993 of Company contributions to the Savings Plan and $1,314 of life insurance premiums in 2000.

(11)	Includes $5,500 of Company contributions to the Savings Plan and $1,338 of life insurance premiums in 2002; $5,100 of Company contributions to the Savings Plan and $1,305 of life insurance premiums in 2001; and $2,993 of Company contributions to the Savings Plan and $1,314 of life insurance premiums in 2000.

(12)	Includes $50,304 representing the value of the discount on shares issued under the Stock Plan, $5,500 of Company contributions to the Savings Plan and $222 of life insurance premiums in 2002; $28,268 representing the value of the discount on shares issued under the Stock Plan and $218 of life insurance premiums in 2001; and life insurance premiums in 2000.

(13)	Includes $5,500 of Company contributions to the Savings Plan and $781 of life insurance premiums in 2002; $5,100 of Company contributions to the Savings Plan and $616 of life insurance premiums in 2001; $2,668 of Company contributions to the Savings Plan and $548 of life insurance premiums in 2000.

(14)	Includes $5,500 of Company contributions to the Savings Plan and $835 of life insurance premiums in 2002; $3,800 of Company contributions to the Savings Plan and $803 of life insurance premiums in 2001; $3,667 of Company contributions to the Savings Plan and $613 of life insurance premiums in 2000.

Option Grants in Last Fiscal Period

There were no stock options granted to the persons named in the Summary Compensation Table during the 2002 fiscal year.

Aggregated Fiscal Year End Option Values

The following table provides information regarding the pretax value realized from the exercise of stock options during the 2002 fiscal year and the value of unexercised in-the-money options held at the end of the 2002 fiscal year by the executives in the Summary Compensation Table.

			Number of Securities
			Underlying Unexercised			Value of Unexercised
			Options at			In-the-Money Options
			Fiscal Year End(#)			at Fiscal Year End($)(6)

	Shares
	Acquired	Value
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable		Exercisable	Unexercisable

Walter R. Young	—	—	1,012,500	587,500	(1)	—	—

Philip C. Surles	—	—	156,666	298,334	(2)	—	—

M. Mark Cole	—	—	215,416	449,584	(3)	—	—

John J. Collins, Jr.	—	—	68,333	131,667	(4)	—	—

Bobby J. Williams	—	—	76,100	88,900	(5)	—	—

(1)	Includes options for 200,000 shares exercisable on January 2, 2003.

(2)	Includes options for 111,666 shares exercisable on January 2, 2003.

(3)	Includes options for 196,666 shares exercisable on January 2, 2003.

(4)	Includes options for 43,333 shares exercisable on January 2, 2003.

(5)	Includes options for 28,750 shares exercisable on March 12-13, 2003.

(6)	Assumes a market price of $2.91 per share, which was the last sale price on the last trading day prior to the fiscal year end.

Performance Graph

The graph below compares the cumulative, five-year shareholder returns on Company Common Stock to the cumulative, five-year shareholder returns for (i) the S&P 500 Stock Index and (ii) an index of peer companies selected by the Company. The peer group is composed of six publicly-held manufactured housing companies, which were selected based on similarities in their products and their competitive position in the industry. The companies comprising the peer group are Cavalier Homes, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., and Skyline Corporation.

	12/97	12/98	12/99	12/00	12/01	12/02

☐ CHAMPION ENTERPRISES, INC.	$100.00	$133.13	$41.34	$13.37	$59.96	$14.15

Δ S&P 500 INDEX	$100.00	$128.58	$155.63	$141.46	$127.12	$98.72

O PEER GROUP	$100.00	$83.62	$48.96	$44.79	$66.53	$47.68

Employment Agreements

Termination and Change In Control:	The Company has Change in Control Severance Agreements with Messrs. Surles, Collins and Williams. Under each agreement, the executive would receive a cash severance payment if his employment is terminated following a change in control of the Company, as defined in the agreement. For Messrs. Surles and Collins, the severance payment would be twice the highest annual base salary and cash incentive compensation earned by the executive in any one of the three fiscal years prior to termination. For Mr. Williams the severance payment would be one and a half times his annual base salary plus a prorated portion of his annual performance incentive.

Employment: Mr. Young:	The Company has an employment agreement with Mr. Young that terminates on April 30, 2006. Under this agreement, Mr. Young received an annual salary of $350,000 in 1996, which increased to $400,000 in 1997, to $450,000 in 1999, and to $500,000 in 2001. Under the terms of his agreement, Mr. Young’s salary was to increase to $550,000 in 2003. However, effective September 1, 2002, at Mr. Young’s request his annual base salary was reduced from $500,000 to $400,000. In addition, the $50,000 increase in annual base salary that would have been effective January 1, 2003 was voluntarily postponed. Upon the achievement of certain financial goals of the Company, Mr. Young’s annual base salary will be increased to $550,000, the level currently provided for in his employment agreement. Mr. Young is entitled to participate in various benefit and incentive plans.

If Mr. Young becomes physically or mentally unable to perform his duties for six consecutive months, the Company may suspend payment of his salary until he is able to resume his duties again. If Mr. Young is terminated without cause, he is entitled to receive his salary for the remaining term of the agreement. If Mr. Young terminates his employment upon a sale or a merger of the Company, he is entitled to receive the amount of his annual salary in effect at the time of termination.

Upon termination of his employment by the Company without cause or by Mr. Young following a change in control of the Company, Mr. Young has the right to require the Company to purchase his outstanding stock options on terms described in his employment agreement. Upon termination of his employment other than termination by the Company without cause, Mr. Young is prohibited from competing with the Company for two years after the date of termination.

Mr. Surles:	The Company has a letter agreement with Mr. Surles dated May 1, 1997, which provides for an initial annual salary of $240,000. This amount increased to $300,000 in 1998 and to $350,000 in 2001. Effective September 1, 2002 Mr. Surles’ annual salary was voluntarily reduced to $315,000. Mr. Surles is entitled to participate in various benefit and incentive plans.

Mr. Cole:	The Company has letter agreements with Mr. Cole, dated January 8, 1998 and September 11, 1998, which provide for an initial annual salary of $100,000. This amount increased to $150,000 in September 1998 and to $250,000 in 1999. Effective October 1, 2002 Mr. Cole’s annual salary was voluntarily reduced to $237,500. Mr. Cole is entitled to participate in various benefit and incentive plans.

Mr. Collins:	The Company has letter agreements with Mr. Collins, dated February 12, 1997 and April 7, 2000, which provide for an initial annual salary of $190,000. This amount increased to $220,000 in 1999, to $250,000 in 2000 and to $275,000 in 2002. Effective September 1, 2002 Mr. Collins’ annual salary was voluntarily reduced to $261,250. Mr. Collins is entitled to participate in various benefit and incentive plans.

Share Ownership

Principal Shareholders

The following table provides information about any person known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of December 31, 2002.

	Amount of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

FMR Corp. 82 Devonshire Street Boston, MA 02109	7,642,290(1)	15.00%

First Pacific Advisors, Inc. 11400 West Olympic Blvd., Suite 1200 Los Angeles, CA 90064	6,199,600(2)	12.20%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,917,900(3)	7.97%

Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258	3,852,398(4)	7.83%

Alex Brown Investment Management One South Street Baltimore, MD 21202	3,011,699(5)	5.90%

(1)	Based upon its statement on Schedule 13G filed with the SEC on February 13, 2003, FMR Corp. has sole voting power over 3,902,990 shares of Common Stock and has sole investment power over 7,642,290 shares of Common Stock.

(2)	Based upon its statement on Schedule 13G filed with the SEC on February 13, 2003, First Pacific has neither sole voting power nor sole investment power over any shares of Common Stock. First Pacific has shared voting power over 2,605,200 shares of Common Stock and shares investment power over 6,199,600 shares of Common Stock.

(3)	Based upon its statement on Schedule 13G filed with the SEC on February 12, 2003, Dimensional has sole voting and investment power over 3,917,900 shares of Common Stock.

(4)	Based upon its statement on Schedule 13G filed with the SEC on January 21, 2003, Mellon Financial has sole voting power over 2,643,798 shares of Common Stock and has shared voting power over another 428,800 shares. Mellon Financial also has sole investment power over 3,852,398 shares of Common Stock.

(5)	Based upon its statement on Schedule 13G filed with the SEC on February 20, 2003, Alex Brown has sole voting power over 1,285,050 shares of Common Stock and has sole investment power over 3,011,699 shares of Common Stock.

Management

The following table provides information about the beneficial ownership of Company Common Stock by Directors and Executive Officers as of March 7, 2003. Except as otherwise indicated each owner has sole voting and investment powers with respect to the Common Stock listed.

	Number of Shares		Percent of
Name	Beneficially Owned(1)		Class

Robert W. Anestis	183,860		*

Eric S. Belsky	25,196		*

Selwyn Isakow	267,920	(2)	*

Brian D. Jellison	156,792		*

George R. Mrkonic	122,250		*

Walter R. Young	2,605,142	(3)	4.59%

Philip C. Surles	306,823		*

M. Mark Cole	759,568	(4)	1.36%

John J. Collins, Jr.	162,242		*

Bobby J. Williams	116,802	(5)	*

All Directors and Executive Officers as a Group (13 persons)	4,910,465	(6)	8.45%

 *      Less than 1%

(1)	The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 7, 2003: Mr. Anestis, 124,400; Mr. Belsky, 24,196; Mr. Isakow, 122,800; Mr. Jellison, 112,400; Mr. Mrkonic, 69,200; Mr. Young, 1,212,500; Mr. Surles, 268,332; Mr. Cole, 412,082; Mr. Collins, 111,666; Mr. Williams, 104,850; and all Directors and Executive Officers as a group, 2,619,876.

(2)	Does not include 1,860 shares held by Mr. Isakow’s children or 6,360 shares held by The Isakow Foundation (a charitable foundation), of which voting and investment power is shared by Mr. Isakow as a Trustee. Mr. Isakow disclaims beneficial ownership of the shares held by his children and The Isakow Foundation.

(3)	Does not include 118,200 shares held by The Young Foundation (a charitable foundation), the voting power of which is shared by Mr. Young as its President. Mr. Young disclaims beneficial ownership of the shares held by The Young Foundation. Includes 229,683 shares held under the Stock Plan.

(4)	Does not include 500 shares held by Mr. Cole’s child. Mr. Cole disclaims beneficial ownership of these shares. Includes 112,271 shares held under the Stock Plan.

(5)	Includes 4,212 shares held under the Stock Plan.

(6)	Includes 346,166 shares held under the Stock Plan.

Equity Compensation Plans

The following table contains information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 28, 2002:

Number of Shares
Remaining Available for
	Number of Shares to	Weighted Average	Future Issuance Under
	be Issued upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Outstanding Options,
Plan Category	Warrants and Rights	and Rights	Warrants and Rights)

Equity Compensation Plans Approved by Shareholders	4,987,666	$6.60	1,348,378

Equity Compensation Plans not Approved by Shareholders (1)	2,175,011	$8.62	2,468,033

(1)	Included in this Plan Category are the following:

1993 Management Stock Option Plan — Under this plan, stock options to purchase shares of Company Common Stock may be granted to key employees below, at or above fair market value and are generally exercisable over six or ten years. Options can become exercisable immediately or over a period up to five years. This plan also provides for performance share awards.

Management Stock Purchase Plan — Certain management employees may elect to defer receipt of bonus compensation under this plan up to the lesser of 50% or $500,000. Amounts deferred thereunder are invested in shares of our Common Stock at a 30% discount to the closing price on the New York Stock Exchange on the purchase date and are held by a grantor trust. The stock vests based on the employee’s length of service with the Company following deferral, as follows: 0% for less than one year; 25% for one year; 50% for two years; and 100% for three years.

Salesperson Retention Program — Under this program, options to purchase shares of Company Common Stock are generally granted to salespersons employed by Champion and independent retailers who have joined the Champion Home Center (“CHC”) retail distribution network. These salespersons are given an initial option for 100 shares of our Common Stock at an exercise price of $0.01 per share providing they remain employed three years following the grant date. If the optionee is an employee of a CHC, other conditions must also be met. Each subsequent year, options with similar terms are granted for 50 shares per salesperson.

1990 Stock Option Plan — This plan is no longer in effect other than for a small amount of options which were previously granted and remain exercisable.

Other Information

Audit and Financial Resources Committee Report

The Committee:	As of February 25, 2003, the Committee consisted of three independent Directors, as defined by the New York Stock Exchange listing standards, who are neither officers nor employees of the Company. Upon his appointment to the Board on March 7, 2003, G. Michael Lynch became a member of this Committee. He is also an independent Director, as defined. The Committee acts under a written charter adopted and approved by the Board in 1996 and last revised in February 2003, a copy of which is attached as Appendix A.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial information provided to shareholders, the corporate accounting and financial reporting practices, the audit process and the systems of internal financial controls that management and the Board have established.

While the Committee has the responsibilities and powers set forth in the Committee’s Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is management’s responsibility. It is also not the duty of the Committee to assure compliance with laws and regulations and with the Company’s Code of Conduct.

2002 Audited Consolidated Financial Statements:	The Committee has reviewed and discussed with management and our independent auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s audited consolidated financial statements for the fiscal year ended December 28, 2002. Based on its review and discussions with management and with PricewaterhouseCoopers, the Committee has recommended to the Board that these financial statements be included in the Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 28, 2002.

Independence Discussion with Audit Committee:	The Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers regarding their independence, and has discussed the matter with the auditors.

The Committee has considered the provision of all non-audit services performed by PricewaterhouseCoopers with respect to maintaining auditor independence.

Brian D. Jellison, Chair
Selwyn Isakow
George R. Mrkonic

Members, Audit and Financial Resources Committee

February 25, 2003

Independent Accountants:	PricewaterhouseCoopers has served as our independent accountants since 1961 and was selected by the Board to serve as our independent accountants for the current fiscal year ending January 3, 2004. It is anticipated that a representative of PricewaterhouseCoopers will be present at the Annual Meeting, have an opportunity to make a statement and respond to appropriate questions.

Audit Fees. Aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of the Company’s financial statements as of and for the year ended December 28, 2002 and its limited reviews of the Company’s unaudited condensed consolidated interim financial statements were $515,000.

Financial Information Systems Design and Implementation Fees. During the year ended December 28, 2002, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees. In addition to the fees described above, aggregate fees of $544,000 were billed by PricewaterhouseCoopers for other professional services, consisting of $352,000 for tax services and $192,000 for other audit-related services.

Information Regarding Management:	The Company has a lease agreement relating to rental property in North Carolina with MMG Investments, LLC (“MMG”), in which M. Mark Cole, President, Retail Operations, has 75% ownership. During 2002 $211,000 of lease payments were paid pursuant to this agreement. The Company also leases real estate for a retail sales center in North Carolina from MMG for annual rent of $8,500. The Company believes that payments made to MMG represent the fair value for the rental of these properties.

The Company previously had a 25% interest in SunChamp LLC (“SunChamp”), a joint venture with Sun Communities, Inc. Effective October 1, 2002 Champion sold its interest in this joint venture. Mr. Cole indirectly owns a 14.94% interest in SunChamp as of December 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, Directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

Based solely on the Company’s review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that its Officers, Directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors John J. Collins, Jr. Secretary March 31, 2003

Appendix A

CHAMPION ENTERPRISES, INC.

Audit and Financial Resources Committee

of the Board of Directors

CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit and Financial Resources Committee. The Audit and Financial Resources Committee shall be comprised of at least three outside Directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, may interfere with their exercise of independent judgment as a Committee member. Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as chairman. Each Committee member shall be financially literate and at least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules. The Committee shall hold meetings (in person or by telephone conference) as appropriate, but not less than four times per year. The independence of Committee members shall be determined in accordance with the provisions of Rule 303.01(B)(3) of the NYSE Listed Company Manual, including the provisions governing permissible business relationships with the Corporation.

Statement of Policy

The primary function of the Audit and Financial Resources Committee shall be to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the corporate accounting and financial reporting practices, the audit process and the systems of internal financial controls which management and the Board of Directors have established. In addition, the Audit and Financial Resources Committee shall review other financial matters as delegated by the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to assure compliance with laws and regulations or the Company’s code of conduct.

The Audit Committee shall have authority to inquire into any financial matters including those set forth in this charter, with the right and power (at the expense of the Corporation) to employ such persons and organizations to assist it in carrying out its duties as it shall reasonably deem to be necessary.

Revisions as approved by the Board of Directors on February 25, 2003

Responsibilities

1. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

2. Preapprove all auditing services and permissible non-audit services (including scope, compensation and terms of engagement) to be performed by the independent auditor, subject to the de minimis exception for non-audit services described in SEC rules.

3. Consider the independence of auditors including evaluating whether non-audit services performed by the independent auditor impairs the independence of the independent auditor. The independent auditor shall submit to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

4. Consider, in consultation with the independent auditor, the independent auditor’s responsibility under generally accepted auditing standards.

5. Review reports of the independent auditor and the internal auditor regarding:

(a)	the adequacy of the Corporation’s internal accounting controls including electronic data processing procedures and controls and related security programs;

(b)	any related management letter, and management’s responses to recommendations made by the independent auditor; and

(c)	any reports which may be received from the independent auditor concerning (i) critical accounting policies and practices to be used, and (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

6. Review, based on the reports of the independent auditor and management:

(a)	the Corporation’s annual and quarterly financial statements;

(b)	the results of each external audit of the Corporation’s financial statements, including any certification, report, opinion or review rendered by the independent auditor in connection with those financial statements;

(c)	significant recent professional and regulatory pronouncements and their potential impact on the financial statements;

(d)	significant disputes between management and the independent auditor that arose in connection with such audit;

(e)	significant changes required in the independent auditor’s plan; and

(f)	other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards, including those concerning:

(i)	selection of and changes in significant accounting policies and practices and questions of choice of appropriate policies and practices;

(ii)	management’s formulation of any particularly sensitive accounting estimate and the auditor’s conclusion as to their reasonableness;

(iii)	significant audit adjustments;

(iv)	consultation by management with other accountants about significant matters;

(v)	serious difficulties the auditor encountered in dealing with management in performing the audit; and

(vi)	policies and reports with respect to officer’s expense accounts.

7. Review significant filings with the SEC containing the Corporation’s financial statements, as the Committee deems appropriate. Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10K and Form 10Q about any significant deficiencies in the design and operation of the internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

8. On a regular basis meet separately with the independent auditors to discuss any matters that either the committee or auditors believe should be discussed privately.

9. Review the process for communicating the code of conduct to company personnel and for monitoring compliance therewith.

10. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

11. Periodically obtain updates from management and company legal counsel on the status of any pending litigation which could have significant impact on the Corporation’s financial situation or seriously affect its reputation as well as other compliance matters.

12. Review the internal audit function of the Corporation including the independence of its reporting obligations, the appointment and replacement of the senior internal audit director, the qualifications of the staff, and the proposed audit plan for the coming year and the coordination of such plans with the independent auditors. Prior to each Audit and Finance Committee meeting, receive and review a summary of findings from completed internal audits and provide sufficient opportunity for the internal auditors to meet with members of the Committee without members of management present.

13. Review with management proposed equity, debt and other finance offerings of the Company that are of a material nature.

14. Review the Committee charter annually to reassess adequacy.

15. Evaluate the committee’s and individual members performance annually.

16. Prepare a Report of the Committee, in accordance with applicable SEC rules, for inclusion in the Company’s Annual Meeting Proxy Statement.

17. Perform such other functions as may be assigned to it by law or the Corporation’s charter or Bylaws, or by the Board.

18. Report Committee agenda and actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

19. Review periodically with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20. Discuss with the independent auditor the matters required to be discussed by Statement on Audit Standards No. 61 relating to the conduct of the audit.

21. Meet at least annually with the chief financial officer, the senior internal audit employee and the independent auditor in separate executive sessions.

CHAMPION ENTERPRISES, INC.

Audit and Financial Resources Committee
Responsibilities

Date	Function

February	Approval annual financial release

Annual result review with auditors (Board Meeting)

Review Internal Audit Function and Plan

Review charter

March	Approve 10K filing

April-May	Approve 1st Quarter financial results release

Review annual management report with auditors and management (Board Meeting)

Review Internal Audit Actions

May	Approve 10-Q filing (1st Quarter)

July	Approve 2nd Quarter financial results release

Approve Auditor “Scope and Fee” and appoint auditors (Board Meeting)

Review Policy on Business Conduct Compliance and Officer Expense Accounts

Meet with Internal auditors to Review Audit Actions

August	Approval 10-Q filing (2nd Quarter)

October	Approve 3rd Quarter Financial results release

November	Approve 10-Q filing (3rd Quarter)

Dear Shareholder:

     The reverse side of this proxy card contains instructions on how to vote your shares over the Internet or by telephone for the election of directors and for all other matters that may properly come before the meeting. Please consider voting using one of these options. Your vote is recorded as if you mailed in your proxy card.

     Shareholders now have the option to electronically receive our Proxy Statements and Annual Reports. If you wish to electronically receive these materials in the future, please visit http://www.investpower.com and click on “Enroll to receive mailings via e-mail”. Please refer to the company and account numbers on the top of the reverse side of this proxy card. Electronic dissemination saves the company money, so we urge you to sign up for this feature.

     Thank you for your attention to these matters.

Champion Enterprises, Inc.

CHAMPION ENTERPRISES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
CHAMPION ENTERPRISES, INC.

The undersigned hereby appoints Walter R. Young, and Brian D. Jellison, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders of Champion Enterprises, Inc. to be held on Tuesday, April 29, 2003 and at any adjournments thereof, as specified on the reverse side of this proxy.

The undersigned acknowledges receipt of the Proxy Statement dated March 31, 2003 and the Annual Report to Shareholders, which includes the Annual Report of Form 10-K, for the year ended December 28, 2002, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.

If you are a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account in the plan are to be voted.

If you sign this proxy without marking any boxes, this proxy will be voted FOR all nominees, and in the discretion of the Proxies on any other matters that may properly come before the meeting.

(To be signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF

CHAMPION ENTERPRISES, INC.

April 29, 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE -Call toll-free 1-800-PROXIES from any touch-tone phone and follow the instructions. Have your control number and proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER ________________

ACCOUNT NUMBER ________________

CONTROL NUMBER ________________

Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1.	The Board of Directors has nominated the persons listed below to serve as directors until 2004.

FOR ALL NOMINEES
	NOMINEES	__ Robert W. Anestis
__ Eric S. Belsky
WITHHOLD AUTHORITY		__ Selwyn Isakow
FOR ALL NOMINEES		__ Brian D. Jellison
__ G. Michael Lynch
FOR ALL EXCEPT		__ George R. Mrkonic
(See instructions below)		__ Walter R. Young

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: X

2.	In their discretion upon the transaction of such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder ________________________________________ Date: _____________

Signature of Shareholder ________________________________________ Date: _____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.